ADVAXIS, INC. ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

PRINCETON, N.J. (April 2, 2019) – Advaxis, Inc. (Nasdaq: ADXS) (the “Company”), a late-stage biotechnology company focused on the discovery, development and commercialization of immunotherapy products, today announced that it intends to offer and sell in an underwritten public offering shares of its common stock. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

A.G.P./Alliance Global Partners is acting as the sole book-running manager for the offering.

The Company intends to use the net proceeds from this offering to fund its continued research and development initiatives in connection with its product pipeline including, but not limited to, (i) investment in its ADXS-HOT program in both monotherapy and combination therapy and new cancer types; (ii) investment in ongoing clinical research in ADXS-PSA and ADXS-NEO, in combination therapy; and (iii) general corporate purposes.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-226988) previously filed with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on August 30, 2018. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the preliminary prospectus supplement and prospectus may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2060 or via email at prospectus@allianceg.com. The offering may be made only by means of a prospectus supplement and the accompanying prospectus. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Advaxis

Advaxis is a late-stage biotechnology company focused on the discovery, development and commercialization of proprietary Lm-based antigen delivery products. These immunotherapies are based on a platform technology that utilizes live attenuated Listeria monocytogenes (Lm) bioengineered to secrete antigen/adjuvant fusion proteins. These Lm-based strains are believed to be a significant advancement in immunotherapy as they integrate multiple functions into a single immunotherapy and are designed to access and direct antigen presenting cells to stimulate anti-tumor T cell immunity, activate the immune system with the equivalent of multiple adjuvants, and simultaneously reduce tumor protection in the tumor microenvironment to enable T cells to eliminate tumors. Advaxis has four programs in various stages of clinical development: ADXS-HPV for cervical cancer; ADXS-NEO, a personalized neoantigen-directed therapy for multiple cancers; ADXS-503 for non-small cell lung cancer, from its ADXS-HOT off-the-shelf neoantigen-directed program; and ADXS-PSA for prostate cancer.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are any statements that express the current beliefs and expectations of management, including but not limited to statements related to the Company’s ability to complete the financing and its use of proceeds. These and other risks are discussed in the Company’s filings with the SEC, including, without limitation, its Annual Report on Form 10-K, filed on January 11, 2019, and its periodic reports on Form 10-Q and Form 8-K, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. Any statements contained herein that do not describe historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results, performance and achievements to differ materially from those discussed in such forward-looking statements. The Company cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to update or revise forward-looking statements, except as otherwise required by law, whether as a result of new information, future events or otherwise.

CONTACT:

LHA Investor Relations

Miriam Weber Miller

(212) 838-3777

mmiller@lhai.com

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